UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 5, 2010
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Effective April 5, 2010, Brooks Automation, Inc. (“Brooks” or the “Company”) appointed Stephen S. Schwartz, PhD, age 50, as the Company’s President. A copy of the press release announcing his appointment is attached hereto as Exhibit 99.1.
     Prior to joining Brooks, during the fourteen year period prior to August 2002, Mr. Schwartz served as an executive at Applied Materials, Inc. of Santa Clara California, where he held a number of senior leadership roles, including being head of the Global Service Business Group. From August 2002 to April 2009 Mr. Schwartz was the President and Chief Executive Officer of Asyst Technologies, Inc., a company that developed, manufactured, sold and supported hardware and software automation systems for the semiconductor and flat panel display manufacturing industries, and served as Chairman of the Board from January 2003 to April 2009.
     Mr. Schwartz earned his PhD, MS and BS degrees in Electrical Engineering at Purdue University and an MBA degree from the University of Chicago.
     Brooks and Mr. Schwartz entered into an employment agreement (the “Agreement”) on April 5, 2010. The Agreement provides that Mr. Schwartz will receive a base salary of $500,000 and is eligible to participate in the Company’s performance-based variable compensation program. Mr. Schwartz’s achievement of his target performance goals will result in a payment of 100% of his base salary, with potential payouts ranging from 0% to 150% of his base salary based upon actual performance, prorated to reflect the period of time during which he is actually employed by Brooks during the first fiscal year of his employment. If the Company is required to prepare an accounting restatement due to its material noncompliance, as the result of misconduct or gross negligence of Mr. Schwartz, with any financial reporting requirement under federal securities laws, Mr. Schwartz will be required to forfeit or repay to the Company any cash incentive compensation paid during the year prior to the deficient filing, any gain from the sale of the Company’s securities during that period and all equity awards he holds.
     As soon as practicable following April 5, 2010 and pending approval by the Company’s Board of Directors, Mr. Schwartz will also receive a grant of 100,000 shares of restricted common stock that will vest in one-third installments on each of the first three anniversaries of the grant and a grant of 100,000 shares of restricted common stock under the 2010 implementation of the Company’s Long Term Incentive Plan. Under that Plan, 50% of shares issued subject to the Plan are subject to time-based vesting of 33 1/3% per year for three years, and 50% are subject to performance-based vesting, with vesting subject to the achievement of longer-term (3 year) metrics at September 30, 2012, which is the end of fiscal year 2012.
     Mr. Schwartz will be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of the Company. The Company will also pay Mr. Schwartz a relocation benefit up to the maximum amount of $200,000, subject to potential repayment in whole or in part should his employment conclude within two years.
     If Mr. Schwartz’s employment is terminated due to his death or long-term disability, Brooks will pay to Mr. Schwartz (or his estate) the unpaid portion of his then current base salary earned though the termination of employment and a pro-rata portion of any unpaid performance-based variable compensation for the fiscal year that includes the date of termination of employment and any earned but unpaid performance-based variable compensation for the completed fiscal year immediately preceding the date of termination of employment.
     If Mr. Schwartz’s employment is terminated by Brooks without cause or if Mr. Schwartz resigns for good reason, then Brooks shall pay him the unpaid portion of his then current base salary earned through the termination date, any earned but unpaid management bonus for the completed fiscal year immediately preceding termination of his employment and a pro-rata portion of his annual management bonus for the completed portion of the current annual pay period. Provided Mr. Schwartz is in compliance with and has complied with the Noncompetition Agreement described below, Brooks shall pay him as severance one year’s current base salary in biweekly payments for one year. If, during that year, Mr. Schwartz has not found a full time comparable executive position with another employer, the Company will extend the bi-weekly payment on a month-to-month basis until the earlier to occur of (i) one additional year or (ii) the date Mr. Schwartz secures full-time employment. Any such payments by the Company will be offset by income earned from employment or consulting arrangements with any other person or business entity. During the severance period, Mr. Schwartz will also be eligible to continue his participation in the

Company’s medical, dental and vision plans, and the Company will continue to pay the employer portion of the costs of such plans. “Cause” is defined to include Mr. Schwartz’s willful failure or refusal to perform the duties pertaining to his job, engagement in conduct that is fraudulent, dishonest, unlawful or otherwise in violation of our standards of conduct or a material breach of the Agreement or related agreements. “Good reason” is defined to include diminution of Mr. Schwartz’s responsibility or position, the Company’s breach of the Agreement or relocation of Mr. Schwartz.
In connection with the Agreement, Brooks and Mr. Schwartz also entered into an Indemnification Agreement and an Executive Invention, Nondisclosure, Noncompetition and Nonsolicitation Agreement (the “Noncompetition Agreement”). The Indemnification Agreement, the terms of which are identical to those entered into between the Company and each of its other executive officers, provides that Brooks will pay amounts incurred by Mr. Schwartz in connection with any civil or criminal action or proceeding, specifically including actions by or in Brooks name where Mr. Schwartz’s involvement is by reason of the fact that he is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the Indemnification Agreement, Mr. Schwartz will receive indemnification unless he is adjudged not to have acted in good faith and in a manner he reasonably believed to be in the best interests of Brooks. The Noncompetition Agreement prohibits Mr. Schwartz from directly or indirectly competing with, or soliciting employees of, the Company so long as he is an employee of the Company and for a period of up to two years thereafter.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1	Press release issued on April 5, 2010 by Brooks Automation, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: April 5, 2010

EXHIBIT INDEX

Exhibit Number	Title

99.1	Press release issued on April 5, 2010 by Brooks Automation, Inc.